 Exhibit 99.8

FORM OF SUBSCRIPTION RIGHTS CERTIFICATE

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN
THE COMPANY’S PROSPECTUS DATED [__], 2008 (THE
“PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE.
COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM
REGISTRAR AND TRANSFER COMPANY AS THE SUBSCRIPTION AGENT.

STOCKHOLDER NAME AND ADDRESS:

[Shareholder Name]

[Street Address One]

[Street Address Two]

[City, State, Zip]

CERTIFICATE NO: [____________]                                                      CERTIFICATE FOR [_______] RIGHTS

WGNB CORP.
INCORPORATED UNDER THE LAWS OF THE STATE OF GEORGIA

SUBSCRIPTION RIGHTS CERTIFICATE

EVIDENCING [____] NONTRANSFERABLE SUBSCRIPTION RIGHTS TO PURCHASE
SHARES OF THE 9% SERIES A CONVERTIBLE PREFERRED STOCK
of WGNB CORP.

SUBSCRIPTION PRICE: $8.00 PER SHARE
RIGHTS NEEDED TO PURCHASE ONE SHARE: 1.6154 RIGHTS

VOID IF NOT EXERCISED BEFORE THE EXPIRATION DATE
(AS DEFINED IN THE PROSPECTUS)

REGISTERED OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed herein is the owner of the number of Subscription Rights set forth above, which entitles the owner to subscribe for and purchase one share of the 9% Series A Convertible Preferred Stock, no par value (the “Series A Preferred”), of WGNB Corp., a Georgia corporation (the “Company”), at a subscription rate of 1.6154 Subscription Rights for one share of Series A Preferred on the terms and subject to the conditions set forth in the Company’s Prospectus dated [__], 2008, and instructions relating thereto on the reverse side hereof. The Subscription Rights represented by this Subscription Certificate may be exercised by duly completing Section 1 on the reverse side hereof. Special issuance or delivery instructions may be specified by completing Section 2 on the reverse side hereof.

SUCH SUBSCRIPTION RIGHTS MAY NOT BE EXERCISED UNLESS THE REVERSE SIDE HEREOF IS COMPLETED AND SIGNED.

Dated: [__], 2008

H.B. Lipham, III	Steven J. Haack
Chief Executive Officer	Secretary

Registrar and Transfer Company

By:

Title:

SECTION 1 - EXERCISE AND SUBSCRIPTION

BASIC AND OVER-SUBSCRIPTION
The undersigned irrevocably exercises Subscription Rights to subscribe for shares of the Company’s Series A Preferred, as indicated below, on the terms and subject to the conditions specified in the Company’s Prospectus dated [__], 2008, relating to the offering of such Subscription Rights, receipt of which is hereby acknowledged.

(a)	Number of shares of the Company’s Series A Preferred subscribed for pursuant to the Basic Subscription Privilege (at a subscription rate of 1.6154 Rights for one share):

(b)	Number of shares of the Company’s Series A Preferred subscribed for pursuant to the Over-Subscription Privilege:

YOU MAY NOT EXERCISE THE OVER-SUBSCRIPTION PRIVILEGE UNLESS YOUR BASIC SUBSCRIPTION PRIVILEGE HAS BEEN EXERCISED IN FULL.

(c)
Total Subscription Price (total number of shares subscribed for pursuant to both the Basic Subscription Privilege plus the Over-Subscription Privilege multiplied by the Subscription Price of $8.00 per share): $                                                 .

METHOD OF PAYMENT (CHECK ONE)

___
Uncertified personal check, payable to Registrar and Transfer Company as Subscription Agent for WGNB Corp. Please note that funds paid by uncertified personal check may take at least five business days to clear. Accordingly, subscription rights holders who wish to pay the purchase price by means of an uncertified personal check are urged to make payment sufficiently in advance of the expiration date to ensure that such payment is received and clears by the expiration date, and are urged to consider payment by means of a certified or bank check, money order or wire transfer of immediately available funds.

___	Certified check or bank check drawn on a U.S. bank or money order, payable to Registrar and Transfer Company, as Subscription Agent for WGNB Corp.

___	Wire transfer directed to the account maintained by Registrar and Transfer Company at

[Commerce Bank, N.A.]
[6000 AtriumWay]
[Mt. Laurel, NJ 08054]
[031-201-360]
[276-053-5977]
Account Name: [Registrar and Transfer company as Rights Offering Agent for WGNB Shareholders]

If the amount enclosed or transmitted is not sufficient to pay the purchase price for all shares of Series A Preferred that are stated to be subscribed for, or if the number of shares of Series A Preferred being subscribed for is not specified, the number of shares of Series A Preferred subscribed for will be assumed to be the maximum number that could be subscribed for upon payment of such amount. If the amount enclosed or transmitted exceeds the purchase price for all shares of Series A Preferred that the undersigned has the right to subscribe for under the Basic Subscription Privilege plus the Over-Subscription Privilege (such excess amount, the “Subscription Excess”), the Subscription Agent shall return the Subscription Excess to the subscriber without interest or deduction.

DELIVERY INSTRUCTIONS
Upon completion of this Subscription, please deliver it along with payment to:

If by Mail, Hand Delivery or Overight Courier:	Registrar and Transfer Company
10 Commerce Drive
Cranford, New Jersey 07016-3572 Attn: Reorg/Exchange Dept.

SECTION 2 — SPECIAL ISSUANCE OR DELIVERY INSTRUCTIONS FOR
SUBSCRIPTION RIGHTS HOLDERS:

To be completed ONLY if the certificate representing the Series A Preferred is to be issued in a name other than that of the registered holder or is to be sent to an address other than that shown above. (See the Instructions included with this Rights Certificate.) Do not forget to complete the guarantee of signature(s) section below.

Please issue the certificate representing the Series A Preferred in the following name and /or deliver to the following address:

Name: _________________________________________ Soc. Sec. /Tax ID No: _________________________

Address: _____________________________________________________________________________________

_____________________________________________________________________________________________

ACKNOWLEDGMENT — THE SUBSCRIPTION ORDER FORM
IS NOT VALID UNLESS YOU SIGN BELOW

I / We acknowledge receipt of the Prospectus and understand that after delivery of this Subscription Certificate to the Company’s Subscription Agent, I / we may not modify or revoke this Subscription Certificate. Under penalties of perjury, I / we certify that the information contained herein, including the social security number or taxpayer identification number given above, is correct. If the Special Issuance or Delivery Instructions for Subscription Rights Holders are completed, I / we certify that although the certificate representing the Series A Preferred is to be issued in a name other than the registered holder, beneficial ownership of the Series A Preferred will not change. The signature below must correspond with the name of the registered holder exactly as it appears on the books of the Company’s transfer agent without any alteration or change whatsoever.

Subscriber’s Signature(s): ______________________________________ Date: _______________________

   ______________________________________ Date: _______________________

If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officer(s) of a corporation or another acting in a fiduciary or representative capacity, please provide the following information (please print). (See the Instructions included with this Rights Certificate.)

Name: ________________________________________________   Capacity: ___________________________

Address: ______________________________________________  Phone: _____________________________

______________________________________________________  Soc. Sec. /Tax ID No: _________________

GUARANTEE OF SIGNATURE (S)

All Subscription Rights Holders who specify special issuance or delivery instructions must have their signatures guaranteed by an Eligible Institution, as defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended. (See the Instructions.)

Signature Guaranteed by: _______________________________________________________________
                                                                                      Eligible Institution